Exhibit 3.25

THERMADYNE AUSTRALIA PTY
LTD

MEMORANDUM AND ARTICLES
OF ASSOCIATION

TABLE OF CONTENTS

MEMORANDUM OF ASSOCIATION

Name
Capital
Share Classes
Limitation of Liability
Proprietary Company Restrictions and Prohibitions
Subscribers
Signing and Subscription
Table A Excluded
Interpretation
Share Capital and Variation of Rights
Member Payments
Lien
Calls on Shares
Transfer of Shares
Transmission of Shares
Forfeiture of Shares
Conversion of Shares into Stock
Alteration of Capital
Buy-back of Shares
General Meetings
Proceedings at General Meetings
Resolutions at General Meetings
Appointment, Removal and Remuneration of Directors
Security for Directors
Powers and Duties of Directors
Proceedings of Directors
Managing Director
Associate Directors
Secretary
Seal
Inspection of Records
Dividends and Reserves
Capitalisation of Profits
Notices
Winding Up
Indemnity and Insurance of Officers
Signing

Corporations Law

Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

THERMADYNE AUSTRALIA PTY LTD

Name

1.                                       The name of the company is “THERMADYNE AUSTRALIA PTY LTD”.

Capital

2.                                       The amount of the share capital of the Company is $10,000,000 divided into 10,000,000 shares of $1 each.

3.                                       The Company has the power to increase or reduce the share capital share capital.

Share Classes

4.                                       The share capital, whether original or increased, may be divided into more than 1 class.

5.                                       Preferential, deferred, qualified or special rights, privileges or conditions may be attached to any class of shares.

Limitation of Liability

6.                                       The liability of the members of the Company is limited.

Proprietary Company Restrictions and Prohibitions

7.                                       The Company by this Memorandum:

(a)                                  restricts the right to transfer its shares;

(b)                                 limits to not more than 50 the number of its members counting joint holders of shares as 1 person and not counting a person who:

(i)                                     is employed by the Company or any of its subsidiaries; or

(ii)                                  was, while so employed, and thereafter has continued to be, a member of the Company

(c)                                  prohibits any:

(i)                                     invitation to the public to subscribe; and

(ii)                                  offer to the public to accept subscriptions; for any shares in or debentures of the Company; and

(d)                                 prohibits any:

(i)                                     invitation to the public to deposit money; and

(ii)                                  offer to the public to accept deposits at money;

with the Company for fixed periods or payable at call whether bearing or not bearing interest.

Subscribers

8.                                       The full names, addresses and occupations of the subscribers to this Memorandum of Association and the number of shares they respectively agree to take are as follows:

Name, Address and Occupation	Number of Shares

GREGORY LEIGHTON MANN	1 Subscribers’ Share
28 Elizabeth Street, Rosalie
Solicitor

JOHN DAVID BIDDLE	1 Subscribers’ Share
36 Terrace Street Toowong
Solicitor

Signing and Subscription

9.                                       By signing this Memorandum of Association, the subscribers, whose signatures appear below, wish to form a company.

10.                                 Each subscriber agrees to take the number of shares in the capital of the Company set out oppose that subscriber’s name in clause 8.

Signature of Subscribers	Number of Shares Taken by Each Subscriber

\s\ Gregory Leighton Mann	1
\s\ John David Biddle
1

Total Shares Taken:	2

2

DATED 17 November 1995.

WITNESS to all the above signatures:
\s\ Gayle Marree Mason
GAYLE MARREE MASON
9 Stoneleigh Street Red Hill Qld 4059. Paralegal.

3

Corporations Law

Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

THERMADYNE AUSTRALIA PTY LTD

Table A Excluded

1.                                       The regulations contained in Table A in Schedule 1 to the Corporations Law shall not apply to the Company.

Interpretation

2.                                       (1)                                  In these regulations:

“Law” means the Corporations Law;

“seal” means the common seal of the Company and includes any official seal of the Company;

“secretary” means any person appointed to perform the duties of a secretary of the Company.

(2)                                  Division 10 of Part 1.2 of the Corporations Law applies in relation to these regulations as if they were an instrument made under that Law as in force on the day when these regulations become binding on the Company.

(3)                                  Except so far as the contrary intention appears in these regulations, an expression has, in a provision of these regulations that deals with a matter dealt with by a particular provision of the Law, the same meaning as in that provision of the Law.

Share Capital and Variation of Rights

3.                                       The share capital of the Company shall be divided into 9,999,998 ordinary shares of $1 each and 2 subscribers’ shares of $1 each.

4.                                       The shares of the Company for the time being unissued (whether forming part of the original capital or of any increase in capital) shall be under the control of the directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and at such times as the directors think fit and with full power to give any person the call on any shares either at par or at a premium during such time and for such consideration as the directors think fit.

5.                                       Subject to the Law, any preference shares may, with the sanction of a resolution be issued on the terms that they are, or at the option of the Company are liable, to be redeemed.

6.                                      (1)                                   The subscribers’ shares shall be redeemable preference shares which shall be issued on the following terms and conditions:

(a)                                  subscribers’ shares shall only be issued upon incorporation of the Company and shall only be issued to the subscribers to the Memorandum of Association and

(b)                                 the subscribers’ shares are redeemable without any notice in the manner provided by the Law and upon redemption the Company shall cease to be authorized to issue shares of that class.

(2)                                  Upon the redemption of the subscribers’ shares, the authorised number of ordinary shares shaft increase by such number of ordinary shares as is equal to the number of subscribers shares redeemed.

7.            (1)                                    If at any time the share capital is divided into different classes of shares the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of three-quarters at the issued shares of that class, or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class.

(2)                                  The provisions of these regulations relating to general meetings apply so far as they are capable of application and mutatis mutandis to every such separate meeting except that:

(a)                                  a quorum is constituted by 2 persons who, between them, hold or represent by proxy one-third of the issued shares of the class; and

(b)                                 any holder of shares of the class, present in person or by proxy, may demand a poll.

(3)                                  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking equally with the first-mentioned shares.

8.                                      (1)                                   The Company may exercise the power to make payments by way of brokerage or commission conferred by the Law in the manner provided by the Law.

(2)                                  Payments by way of brokerage or commission may be satisfied by the payment of cash, by the allotment of fully or partly paid shares or partly by the payment of cash and partly by the allotment of fully or partly paid shares.

9.                                      (1)                                   Except as required by law, the Company shall not recognise a person as holding a share upon any trust.

(2)                                  The Company is not bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable contingent, future or partial interest in any share or unit of a share or (except as otherwise provided by these regulations or by law) any other right in respect of a share except an absolute right of ownership in the registered holder.

10.                                (1)                                   It shall be a condition of the acceptance of the issue of any share in the capital of the Company that the Company shall be under no obligation to complete and have ready for delivery any certificate or certificates relating to that share or shares unless the person who is registered as the holder of such share or shares either as original subscriber transferee or otherwise howsoever makes a written request to the Company for the completion and delivery of the certificate therefor in which case the Company shall complete and deliver to such registered holder the relevant certificate within 1 month of receipt by the Company of the aforesaid request.

(2)                                  In respect of a share or shares held jointly by several persons the Company is not bound to issue more than 1 certificate.

(3)                                  Delivery of a certificate for a share to one of several joint holders is sufficient delivery to all such holders.

Member Payments

11.                                (1)                                   Every member or his executors or administrators shall pay to the Company (together with interest thereon at such rate not exceeding 10% per annum as the directors think fit from the date when paid until repayment) the amount of all payments made or to be made and all debts and/or liabilities incurred or to be incurred by the Company under the laws of any place in which the Company carries on business on his or their account or in respect of his shares in the Company or the dividends thereon or upon or by reason of his death or for any other reason and whether such payments and/or debts and/or liabilities shall be in respect of or relate to such member solely or jointly or in partnership with any other person and whether the period for the payment or discharge thereof shall have actually arrived or not and whether such shares be registered in the principal or in any branch register of the Company and whether such member or his executors or administrators is or are domiciled or resident in such place or elsewhere and until such payment the Company shall have a lien on the shares of such member (and any dividends declared or to be declared thereon) in respect thereof enforceable by sale as hereinbefore provided.

(2)                                  All amounts so paid or to be paid as aforesaid may be deducted by the Company from any moneys payable by the Company to such member or his executors or administrators in respect of such shares or be recoverable by the Company by action or otherwise from the member, his executors or administrators.

Lien

12.                                (1)                                   The Company has a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share.

(2)                                  The Company also has a first and paramount lien on all shares registered in the name of a sole holder for all money presently payable by him or his estate to the Company.

(3)                                  The directors may at any time exempt a share wholly or in part from the provisions of this regulation.

(4)                                  The Company’s lien (if any) on a share extends to all dividends payable in respect of the share.

13.                                (1)                                   Subject to subregulation (2), the Company may sell in such manner as the directors think fit, any shares on which the Company has a lien.

(2)                                  A share on which the Company has a lien shall not be sold unless:

(a)                                  a sum in respect of which the lien exists is presently payable; and

(b)                                 the Company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder a notice in writing setting out, and demanding payment of such part of the amount in respect of which the lien exists as is presently payable.

14.                                (1)                                   For the purpose of giving effect to a sale mentioned in regulation 13, the directors may authorise a person to transfer the shares sold to the purchaser of the shares.

(2)                                  The Company shall register the purchaser as the holder of the shares comprised in any such transfer and he is not bound to see to the application of the purchase money.

(3)                                  The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

15.                                 The proceeds of a sale mentioned in regulation 13 shall be applied by the Company in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable that existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on Shares

16.                                (1)                                   The directors may make calls upon the members in respect of any money unpaid on the shares of the members (whether on account of the nominal value of the shares or by way of premium) and not by the terms of issue of those shares made payable at fixed times.

(2)                                  Each member shall, upon receiving at least 14 days’ notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on his shares.

(3)                                  The directors may revoke or postpone a call.

17.                                 A call shall be deemed to have been made at the time when the resolution of the directors authorizing the call was passed and may be required to be paid by instalments.

18.                                 The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

19.                                 If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment at the sum to the time at actual payment at such rate not exceeding 8% per annum as the directors determine, but the directors may waive payment of that interest wholly or in part.

20.                                 Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these regulations be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise apply as it the sum had become payable by virtue of a call duly made and notified.

21.                                 The directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

22.                                (1)                                   The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called up.

(2)                                  The directors may authorise payment by the Company of interest upon the whole or any part of an amount so accepted, until the amount becomes payable at such rate, not exceeding the prescribed rate as is agreed upon between the directors and the member paying the sum.

(3)                                  For the purposes of subregulation (2), the prescribed rate of interest is:

(a)                                  if the Company has, by resolution, fixed a rate — the rate so fixed; and

(b)                                 in any other case - 8% per annum.

Transfer of Shares

23.                                (1)                                   Subject to these regulations, a member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form that the directors approve.

(2)                                  An instrument of transfer referred. to in subregulation (1) shall be executed by or on behalf of both the transferor and the transferee.

(3)                                  A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect of the shares.

24.                                (1)                                   The instrument of transfer must be left for registration at the registered office of the Company together with such fee (if any) not exceeding $1 as the directors require accompanied by the certificate of the shares to which it relates (if any) and such other information as the directors properly require to show the right of the transferor to make the transfer and thereupon the Company shall subject to the powers vested in the directors by these regulations register the transferee as a shareholder.

(2)                                  The directors may at any time in their absolute discretion dispense with the production of the certificate of the shares.

25.                                (1)                                   The directors may in their absolute and uncontrolled discretion refuse to register any transfer of shares without assigning any reason for such refusal.

(2)                                  No share shall be transferred to a person who is not a member so long as any member or any person selected by the directors as one whom it is desirable in the interests of the Company to admit to membership is willing to purchase the same.

(3)                                  In order to ascertain whether any member or person selected as aforesaid is willing to purchase a share the proposing transferor shall give notice in writing (“transfer notice”) to the Company that he desires to transfer the same which notice shall constitute the Company the agent for sale of the proposing transferor in respect of the shares mentioned therein. The transfer notice shall state the price placed by the transferor upon the shares proposed to be transferred and may include several shares and in such case shall operate as if it were a separate notice in respect of each. The transfer notice shall not be revocable except with the sanction of the directors.

(4)                                  If the Company shall within the space of 1 month after being served with such notice find a member or person selected by the directors as one whom it is desirable in the interests of the Company to admit to membership who is willing to purchase the share (“purchasing member”) and shall give notice thereof to the proposing transferor he shall be bound upon payment of the price placed thereon by the proposing transferor to transfer the share or shares to the purchasing member.

(5)                                  If in any case the proposing transferor after having become bound as aforesaid makes default in transferring the share the Company may receive the purchase money and shall thereupon cause the name of the purchasing member to be entered in the register as the holder of the shares and shall hold the purchase money in trust for the proposing transferor.  The receipt of the Company for the purchase money shall be a good discharge to the purchasing member and after his name has been entered in the register in purported exercise of the aforesaid power the validity of the proceeding shall not be questioned by any person.

(6)                                  If the Company shall not within the space of 1 month after being served with the transfer notice find a member or person selected by the directors as one whom it is desirable in the interests of the Company to admit to membership who is willing to purchase the share and give notice in manner aforesaid the proposing transferor shall at any time within 3 calendar months afterwards be at liberty subject to subregulation (1) to sell and transfer the shares (or those not placed) to any person at a price not less than the price placed on such shares in the transfer notice.

(7)                                  The directors may make and from time to time vary rules as to the mode in which any shares specified in the notice served on the Company pursuant to subregulation (3) shall be offered to the members and as to their rights in regard to the purchase thereof and in particular may give any member or class of members a preferential right to purchase same.  Until otherwise determined such shares shall be offered to all members as nearly as may be in proportion to the shares already held by them.

26.                                 The registration of transfers may be suspended at such times and for such periods as the directors from time to time determine not exceeding in whole 30 days in any year.

Transmission of Shares

27.                                 In the case of the death of a member, the survivor where the deceased was a joint holder and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares but this regulation does not release the estate of a deceased pint holder from any liability in respect of a share that had been jointly held by him with other persons.

28.                                (1)                                   Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such information being produced as is property required by the directors, elect either to be registered himself as holder of the share or to have same other person nominated by him registered as the transferee of the share.

(2)                                  If the person becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

(3)                                  If he elects to have another person registered, he shall execute a transfer of the share to that other person.

(4)                                  All the limitations, restrictions and provisions of these regulations relating to the right to transfer, and the registration of transfer of, shares are applicable to any such notice or transfer as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

29.                                (1)                                   Where the registered holder of a share dies or becomes bankrupt, his personal representative or the trustee of his estate, as the case may be, is, upon the production of such information as is properly required by the directors, entitled to the same dividends and other advantages and to the same rights (whether in relation to meetings of the Company or to voting or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt.

(2)                                  Where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder, they shall, for the purpose of these regulations, be deemed to be joint holders of the share.

Forfeiture of Shares

30.                                (1)                                   If a member fails to pay a call or installment of a call on the day appointed for payment of the call or installment or fails to pay any money payable pursuant to regulation 11 the directors may at any time thereafter during such time as any part of the call or installment or other money aforesaid remains unpaid serve a notice on him requiring payment of so much of the call or installment or other money aforesaid as is unpaid together with any interest that has accrued.

(2)                                  The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

31.                                (1)                                   If the requirements of a notice served under regulation 30 are not complied with, any share in respect of which the notice has been given may at any time thereafter before the payment required by the notice has been made, be forfeited by a resolution of the directors to that effect.

(2)                                  Such a forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

32.                                 A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the directors think fit.

33.                                 A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares, but remains liable to pay to the Company all money that, at the date of forfeiture was payable by him to the Company in respect of the shares (including interest at the rate of 8% per annum from the date of forfeiture on the money for the time being unpaid if the directors think fit to enforce payment of the interest), but his liability ceases if and when the Company receives payment in full of all the money (including interest) so payable in respect of the shares.

34.                                 A statement in writing declaring that the person making the statement is a director or a secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the statement, is prima facie evidence of the facts stated in the statement as against all persons claiming to be entitled to the share.

35.                                (1)                                   The Company may receive the consideration (if any) given for a forfeited share on any sale or disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.

(2)                                  Upon the execution of the transfer, the transferee shall be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.

(3)                                  The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale or disposal of the share.

36.                                 The provisions of these regulations as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if that sum had been payable by virtue of a call duly made and notified.

Conversion of Shares into Stock

37.                                 The Company may, by resolution convert all or any of its paid up shares into stock and reconvert any stock into paid up shares of any nominal value.

38.                                (1)                                   Subject to subregulation (2), where shares have been converted into stock the provisions of these regulations relating to the transfer of shares apply, so far as they are capable of application, to the transfer of the stock or of any part of the stock.

(2)                                  The directors may fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the aggregate of the nominal values of the shares from which the stock arose.

39.                                (1)                                   The holders of stock have, according to the amount of the stock held by them, the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as they would have if they held the shares from which the stock arose.

(2)                                  No such privilege or advantage (except participation in the dividends and profits of the Company and in the property of the Company on winding up) shall be conferred by any amount of stock that would not, if existing in shares, have conferred that privilege or advantage.

40.                                 The provisions of these regulations that are applicable to paid up shares apply to stock and references in those provisions to share and shareholder shall be read as including references to stock and stockholder, respectively.

Alteration of Capital

41.                                 The Company may by resolution:

(a)                                  increase its authorised share capital by the creation of new shares of such amount as is specified in the resolution;

(b)                                 consolidate and divide all or any of its authorized share capital into shares of larger amount than its existing shares;

(c)                                  subdivide all or any of its shares into shares of smaller amount than is fixed by the Memorandum but so that in the subdivision the proportion between the amount paid and the amount (if any) unpaid on each such share of a smaller amount is the same as it was in the case of the share from which the share of a smaller amount is derived; and

(d)                                 cancel shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person or have been forfeited and reduce its authorised share capital by the amount of the shares so cancelled.

42.                                 Subject to the Law, the Company may, by special resolution, reduce its share capital, any capital redemption reserve fund or any share premium account.

Buy-back of Shares

43.                                (1)                                   Notwithstanding the provisions of these regulations, the Company may buy shares of any class in itself provided that such purchases are in accordance with the Law. Any shares so purchased shall be dealt with as provided in the Law.

(2)                                  This regulation ceases to have effect 3 years from the date of incorporation of the Company or from the last date of renewal of this regulation.

General Meetings

44.                                 Any director may whenever he thinks fit convene a general meeting.

45.                                (1)                                   A notice of a general meeting shall specify the plan, the day and the hour of meeting and, except as provided by subregulation (2), shall state the general nature of the business to be transacted at the meeting.

(2)                                  It is not necessary for a notice of an annual general meeting to state that the business to be transacted at the meeting includes the declaring of a dividend, the consideration of accounts and the reports of the directors and auditors, the election of directors in the place of those retiring at the appointment and fixing of the remuneration of the authors.

Proceedings at General Meetings

46.                                (1)                                   No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business.

(2)                                  2 members present shall constitute a quorum provided that so long as another company holds the whole of the issued shares, 1 member shall constitute a quorum.

(3)                                  For the purpose of determining whether a quorum is present, a person attending as a proxy, or as representing a body corporate that is a member, shall be deemed to be a member.

47.                                 If a quorum is not present within half an hour from the time appointed for the meeting:

(a)                                  where the meeting was convened upon the requisition of members the meeting shall be dissolved; or

(b)                                 in any other case:

(i)                                     the meeting stands adjourned to such day, and at such time and place, as the directors determine or, if no determination is made by the directors, to the same day in the next week at the same time and place; and

(ii)                                  if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting:

(A)                              2 members constitute a quorum; or

(B)                                where 2 members are not present - the meeting shall be dissolved.

48.                                (1)                                   If the directors have elected one of their number as chairman of their meetings, he shall preside as chairman at every general meeting.

(2)                                  Where a general meeting is held and:

(a)                                  a chairmen has not been elected as provided by subregulation (1); or

(b)                                 the chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act;

the members present shaft elect one of their number to be chairman of the meeting.

49.                                (1)                                   The chairman may with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(2)                                  When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

(3)                                  Except as provided by subregulation (2), it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

50.                                (1)                                   At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)                                  by the chairman;

(b)                                 by at least 3 members present in person or by proxy;

(c)                                  by a member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or

(d)                                 by a member or members holding shares in the Company conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.

(2)                                  Unless a poll is so demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority or lost, and an entry to that effect in the book containing the minutes of the proceedings at the Company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(3)                                  The demand for a poll may be withdrawn.

51.                                 (1)                                  If a poll is duly demanded, if shall be taken in such manner and [subject to subregulation (2)] either at once or after an interval or adjournment or otherwise as the chairman directs and the result of the poll shall be the resolution of the meeting at which the poll was demanded.

(2)                                  A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith.

52.                                 In the case of an equality of votes whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded in addition to his deliberative vote (if any), has a casting vote.

53.                                 Subject to any rights or restrictions for the time being attached to any class or classes of shares:

(a)                                  at meetings of members or classes of members each member entitled to vote may vote in person or by proxy or attorney; and

(b)                                 on a show of hands every person present who is a member or a representative of a member has 1 vote, and on a poll every person present in person or by proxy or attorney has 1 vote for each share he holds.

54.                                 In the case of joint holders the vote at the senior who tenders a vote, whether in person or by proxy or by attorney, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register of members.

55.                                 If a member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, his committee or trustee or such other person as properly has the management of his estate may exercise any rights of the member in relation to a general meeting as if the committee, trustee or other person were the member.

56.                                 A member is not entitled to vote at a general meeting unless all calls and other sums presently payable by him in respect of shares in the Company have been paid.

57.                                (1)                                   An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

(2)                                  Any such objection shall be referred to the chairman of the meeting, whose decision is final.

(3)                                  A vote not disallowed pursuant to such an objection is valid for all purposes.

58.                                (1)                                   An instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a body corporate, either under seal or under the hand of an officer or attorney duly authorised.

(2)                                  An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote on the resolution except as specified in the instrument.

(3)                                  An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

(4)                                  An instrument appointing a proxy shall be in the following form or in a form that is as similar to the following form as the circumstances allow:

THERMADYNE AUSTRALIA PTY LTD

I/We,                          of,                             , being a member/members of the abovenamed company, hereby appoint                                 of                                 or, in his absence,                                 of                                as my/our proxy to vote for me/us on my/our behalf at the *annual general/*general meeting of the company to be held on                           19       and at any adjournment of that meeting.

†This form is to be used *in favour of/*against the resolution.

Signed on                           19       .

*Strike out whichever is not desired.
†To be inserted if desired.

59.                                 An instrument appointing a proxy shall not be treated as valid unless the instrument, and the power of attorney or other authority (if any) under which the instrument is signed or a notarially certified copy of that power or authority is or are deposited, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll not less than 24 hours before the time appointed for the taking of the poll, at the registered office of the Company or at such other place in Australia as is specified for that purpose in the notice convening the meeting.

60.                                 A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or of the authority under which the instrument was executed) or of the power, or the transfer of the share in respect of which the instrument or power is given if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

Resolutions at General Meetings

61.                                 A resolution signed by all the members for the time being entitled to vote at a general meeting shall be valid and effectual as if it had been passed at a duly called and constituted general meeting of the Company. Shareholders for the time being so entitled can sign separate copies of the resolution circulated for the purpose.

Appointment, Removal and Remuneration of Directors

62.                                (1)                                   The number of the directors and the names of the first directors shall be determined in writing by the subscribers to the Memorandum of Association or a majority of them.

(2)                                  Subject to subregulation (3) the Company in general meeting may from time to time appoint or remove directors increase or reduce their number and determine in what rotation or events they shall go out of office.

(3)                                  The holders for the time being of a majority of the issued shares in the capital of the Company which confer on them the right of voting at all general meetings of the Company may at any time remove any director from office and may appoint any person to be a director either in place of a director so removed or to fill a casual vacancy otherwise occurring or as an addition to the board of directors (but so that the total number of directors does not at any time exceed the number determined in accordance with these regulations) Any appointment or removal under this subregulation may be made at any time and must be in writing under the hands of the holders of the majority of such issued shares or an attorney for or officer of each such holder duly authorised in that behalf. Any such appointment or removal will take effect immediately on delivery of the instrument of the appointment or removal to the registered office of the Company.

63.                                 The directors may at any time appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but so that the total number of directors does not at any time exceed the number determined in accordance with these regulations.

64.                                 Where a director who has been appointed for a fixed period is removed under subregulations 62(2) or 62(3), any director appointed in place of the director so removed is subject to retirement at the same time as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.

65.                                 (1)                                  The directors shall be paid such remuneration as is from time to time determined by the Company in general meeting.

(2)                                  That remuneration shall be deemed to accrue from day to day.

(3)                                  The directors may also be paid all travelling and other expenses properly incurred by them in attending and returning from meetings of the directors or any committee of the directors or general meetings of the Company or otherwise in connection with the business of the Company.

(4)                                  For the purposes of this regulation, “remuneration” does not include any financial benefit given by the Company by way of indemnifying a director against a liability incurred by the director as an officer of the Company or a premium paid by the Company in respect or a contract insuring the director as an officer of the Company.

66.                                 No director shall be required to hold any shares to qualify him for office.

67.                                 In addition to the circumstances in which the office of a director becomes vacant by virtue of the Law the office of a director becomes vacant if the director:

(a)                                  becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health; or

(b)                                 resigns his office by notice in writing to the Company.

Security for Directors

68.                                 If the directors or any of them or any other person shall become or be about to become personally liable for the payment of any sum primarily due from the Company, the directors may execute or cause to be executed any mortgage charge or security over or affecting the whole or any part of the assets of the Company by way of indemnity to secure the directors or persons so becoming liable as aforesaid from any loss in respect of such liability.

Powers and Duties of Directors

69.                                (1)                                   Subject to the Law and to any other provision of these regulations, the business of the Company shall be managed by the directors who may pay all expenses incurred in promoting and forming the Company, and may exercise all such powers of the Company as are not, by the Law or by these regulations, required to be exercised by the Company in general meeting.

(2)                                  Without limiting the generality of subregulation (1), the directors may exercise all the powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt liability or obligation of the Company or of any other person.

70.                                (1)                                   The directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for such purposes with such powers authorities and discretions (being powers authorities and discretions vested in or exercisable by the directors) for such period and subject to such conditions as they think fit.

(2)                                  Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him.

71.                                 All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, by any 2 directors or in such other manner as the directors determine.

Proceedings of Directors

72.                                (1)                                   The directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

(2)                                  A director may at any time, and a secretary shall on the requisition of a director, convene a meeting of the directors.

(3)                                  For the purposes of these regulations the contemporaneous linking together in oral communication by telephone or other electronic means (“telecommunication meeting”) of a number of the directors not less than a quorum shall be deemed to constitute a meeting of the directors. All the provisions in these regulations relating to a meeting of the directors shall apply to a telecommunication meeting in so far as they are not inconsistent with the provisions of this subregulation. The following provisions shall apply to a telecommunication meeting:

(a)                                  all the directors for the time being entitled to receive notice of a meeting of the directors (including any alternate director) shall be:

(i)                                     entitled to notice of a telecommunication meeting; and

(ii)                                  linked by telephone for the purpose of such telecommunication meeting;

(b)                                 notice of a telecommunication meeting may be given on the telephone or other pertinent electronic means;

(c)                                  each of the directors taking part in a telecommunication meeting must be able to hear and be heard by each of the other directors taking part at the commencement of that meeting and each director so taking part shall be deemed for the purposes of these regulations to be present at that meeting; and

(d)                                 at the commencement of a telecommunication meeting each director must announce his presence to all the other directors taking part in that meeting.

(4)                                  A director shall be conclusively presumed to have been present and to have formed part of a quorum at all times during a telecommunication meeting unless such director has previously obtained the express consent of the chairman to leave that meeting.

(5)                                  A minute of the proceedings of a telecommunication meeting shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if such minute is certified to be a correct minute by the chairman of that meeting.

73.                                (1)                                   Subject to these regulations, questions arising at a meeting of directors shall be decided by a majority of votes of directors present and voting and any such decision shall for all purposes be deemed a decision of the directors.

(2)                                  In case of an equality of votes, the chairman of the meeting, in addition to his deliberative vote (if any), has a casting vote.

74.                                (1)                                   A director may hold any other office or place of profit under the Company or any subsidiary of the Company (other than the office of auditor) in conjunction with the office of director and may enter into contracts or arrangements or have dealings with the Company either as vendor purchaser mortgagee or otherwise or may contract for the call over shares of the Company or be interested in any contract operation undertaking or business entered into undertaken or assisted by the Company or in which the Company is or may be interested and shall not be disqualified from office thereby nor shall he be liable to account to the Company for any profit arising out of any such office or place of profit or any such contract arrangement dealing or other transaction to which he is a party or in which he is interested by reason of his being at the same time a director of the Company or of the fiduciary relation thereby established nor shall he be disqualified from exercising the voting powers of a director in respect of any such contract dealing or other transaction.

(2)                                  It shall be the duty of a director of the Company who is in any way whether directly or indirectly interested in a contract or proposed contract with the Company to declare the nature of his interest in accordance with the provisions of the Law.

(3)                                  A director may vote in respect of any transaction contract arrangement or other matter in which he is interested and he shall be counted in a quorum notwithstanding his interest.

(4)                                  A director may sign or countersign as director any instrument to which the common seal of the Company is affixed notwithstanding that the instrument relates to a transaction contract arrangement or other matter in which he is interested and his signature shall be effective in regard to compliance with the requirements of these regulations as to the affixing of the common seal notwithstanding his interest.

(5)                                  A director of the Company may be or become a director officer employee or member of any company promoted by the Company or in which it may be interested as a vendor shareholder or otherwise and no such director shall be accountable for any benefits received as a director officer employee or member of such company.

75.                                (1)                                   A director may, with the approval of the other directors, appoint a person (whether a member of the Company or not) to be an alternate director in his place during such period as he thinks fit.

(2)                                  An alternate director is entitled to notice of meetings of the directors and, if the appointor is not present at such a meeting, is entitled to attend and vote in his stead.

(3)                                  An alternate director may exercise any powers that the appointor may exercise and the exercise of any such power by the alternate director shall be deemed to be the exercise of the power by the appointor.

(4)                                  An alternate director is not required to have any share qualifications.

(5)                                  The appointment of an alternate director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the alternate director has not expired, and terminates in any event if the appointor vacates office as a director.

(6)                                  An appointment, or the termination of an appointment, of an alternate director shall be effected by a notice in writing signed by the director who makes or made the appointment and served on the Company.

76.                                 At a meeting of directors, the number of directors whose presence is necessary to constitute a quorum is such number as is determined by the directors and, unless so determined, is 2.

77.                                 In the event of a vacancy or vacancies in the office of a director or offices of directors, the remaining directors may act but, if the number of remaining directors is not sufficient to constitute a quorum at a meeting of directors, they may act only for the purpose of increasing the number of directors to a number sufficient to constitute such a quorum or of convening a general meeting of the Company.

78.                                (1)                                   The directors shall elect one of their number as chairman of their meetings and may determine the period for which he is to hold office.

(2)                                  Where such a meeting is held and:

(a)                                  a chairman has not been elected as provided by subregulation (1); or

(b)                                 the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act;

the directors present shall elect one of their number to be a chairman of the meeting.

79.                                (1)                                   The directors may delegate any of their powers to a committee or committees consisting of such of their number as they think fit.

(2)                                  A committee to which any powers have been so delegated shall exercise the powers delegated in accordance with any directions of the directors and a power so exercised shall be deemed to have been exercised by the directors.

(3)                                  The members of such a committee may elect one of their number as chairman of their meetings.

(4)                                  Where such a meeting is held and:

(a)                                  a chairman has not been elected as provided by subregulation (3); or

(b)                                 the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act;

the members present may elect one of their number to be chairman of the meeting.

(5)                                  A committee may meet and adjourn as it thinks proper.

(6)                                  Questions arising at a meeting of a committee shall be determined by a majority of votes of the members present and voting.

(7)                                  In the case of an equality of votes, the chairman in addition to his deliberative vote (if any), has a casting vote.

80.                                (1)                                   If all the directors have signed a document containing a statement that they are in favour of a resolution of the directors in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the directors held on the day on which the document was signed and at the time at which the document was last signed by a director or it the directors signed the document on different days on the day on which, and at the time at which, the document was last signed by a director.

(2)                                  For the purposes of subregulation (1), 2 or more separate documents containing statements in identical terms each of which is signed by one or more directors shall together be deemed to constitute 1 document containing a statement in those terms signed by those directors on the respective days on which they signed the separate documents.

(3)                                  A reference in subregulation (1) to all the directors does not include a reference to a director who at a meeting of directors, would not be entitled to vote on the resolution.

81.                                 All acts done by any meeting of the directors or of a committee of directors or by any person acting as a director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a director or a member of the committee, or to act, as a director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a director or to be a member of the committee.

Managing Director

82.                                (1)                                   The directors may from time to time appoint one or more of their number to the office of managing director for such period and on such terms as they think fit, and subject to the terms of any agreement entered into in a particular case, may revoke any such appointment.

(2)                                  A director so appointed shall not, while holding that office, be subject to retirement by rotation or be taken into account in determining the rotation of retirement of directors but his appointment automatically terminates if he ceases from any cause to be a director.

83.                                 A managing director shall, subject to the terms of any agreement entered into in a particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or party in one way and partly in another) as the directors determine.

84.                                (1)                                   The directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon a managing director any of the powers exercisable by them.

(2)                                  Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the directors.

(3)                                  The directors may at any time withdraw or vary any of the powers so conferred on a managing director.

Associate Directors

85.                                (1)                                   The directors may from time to time appoint any person to be an associate director and may from time to time terminate any such appointment.

(2)                                  The directors may from time to time determine the powers, duties and remuneration of any person so appointed.

(3)                                  A person so appointed is not required to hold any shares to qualify him for appointment but, except by the invitation and with the consent of the directors, does not have any right to attend or vote at any meeting of directors.

Secretary

86.                                 A secretary of the Company holds office on such terms and conditions, as to remuneration and otherwise, as the directors determine.

Seal

87.                                (1)                                   The directors shall provide for the safe custody of the seal.

(2)                                  The seal of the Company may not be affixed to any instrument except by the authority of a resolution of the board of directors or of a committee of the directors duly authorised by the directors. Every instrument to which the seal of the Company is affixed must be signed by at least 1 director and be countersigned by another director, a secretary or another person appointed by the directors to countersign that document or a class of documents in which that document is included.

Inspection of Records

88.                                 The directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of members other than directors, and a member other than a director does not have the right to inspect any document of the Company except as provided by law or authorised by the directors or by the Company in general meeting.

Dividends and Reserves

89.                                (1)                                   The Company in general meeting may declare a dividend if, and only if the directors have recommended a dividend.

(2)                                  A dividend shall not exceed the amount recommended by the directors.

90.                                 The directors may authorise the payment by the Company to the members of such interim dividends as appear to the directors to be justified by the profits of the Company.

91.                                 Interest is not payable by the Company in respect of any dividend.

92.                                (1)                                   The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the directors, for any purpose for which the profits of the Company may be properly applied.

(2)                                  Pending any such application, the reserves may, at the discretion of the directors, be used in the business of the Company or be invested in such investments as the directors think fit.

(3)                                  The directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

93.                                (1)                                   Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid.

(2)                                  All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

(3)                                  An amount paid or credited as paid on a share in advance of a call shall not be taken for the purposes of this regulation to be paid or credited as paid on the share.

94.                                 The directors may deduct from any dividend payable to a member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

95.                                (1)                                   Any general meeting declaring a dividend may, by resolution, direct payment of the dividend wholly or partly by the distribution of specific assets, including paid up shares in or debentures of any other body corporate, and the directors shall give effect to such a resolution.

(2)                                  Where a difficulty arises in regard to such a distribution, the directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the directors consider expedient.

96.                                (1)                                   Any dividend, interest or other money payable in cash in respect of shares may be paid by cheque sent through the post directed to:

(a)                                  the address of the holder as shown in the register of members, or in the case of joint holders, to the address shown in the register of members as the address of the joint holder just first named in that register; or

(b)                                 to such other address as the holder or joint holders in writing directs or direct.

(2)                                  Any one of 2 or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.

Capitalisation of Profits

97.                                (1)                                   Subject to subregulation (2), the Company in general meeting may resolve that it is desirable to capitalise any sum, being the whole or a part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to members and that that sum be applied, in any of the ways mentioned in subregulation (3), for the benefit of members in the proportions to which those members would have been entitled in a distribution of that sum by way of dividend.

(2)                                  The Company shall not pass a resolution as mentioned in subregulation (1) unless the resolution has been recommended by the directors.

(3)                                  The ways in which a sum may be applied for the benefit of mentors under subregulation (1) are:

(a)                                  in paying up any amounts unpaid on shares held by members;

(b)                                 in paying up in full unissued shares or debentures to be issued to members as fully paid; or

(c)                                  partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

(4)                                  The directors shall do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the members among themselves. may:

(a)                                  issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

(b)                                 authorise any person to make, on behalf of all the members entitled to any further shares or debentures upon the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any such further shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised;

and any agreement made under an authority referred to in paragraph (b) is effective and binding on all the members concerned.

Notices

98.                                (1)                                   A notice may be given by the Company to any member either by serving it on him personally or by sending it by post to him at his address as shown in the register of members or the address supplied by him to the Company for the giving of notices to him.

(2)                                  Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice, and to have been effected, in the case of a notice of a meeting, on the day after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post.

(3)                                  A notice may be given by the company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

(4)                                  A notice may be given by the Company to a person entitled to a share in consequence of the death or bankruptcy of a member by serving it on him personally or by sending it to him by post addressed to him by name or by the title of representative of the deceased or assignee of the bankrupt, or by any like description, at the address (if any) in Australia supplied for the purpose by the person or if such an address has not been supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

99.                                (1)                                   Notice of every general meeting shall be given in the manner authorized by regulation 98 to:

(a)                                  every member;

(b)                                 every person entitled to a share in consequence of the death or bankruptcy of a member who but for his death or bankruptcy, would be entitled to receive notice of the meeting; and

(c)                                  the auditor for the time being of the Company.

(2)                                  No other person is entitled to receive notices of general meetings.

Winding Up

100.                          (1)                                   If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the members in kind the whole or any part of the property of the Company and may for that purpose set such value as he considers fair upon any property to be so divided and may determine how the division is to be carried out as between the members or different classes of members.

(2)                                  The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no member is compelled to accept any shares or other securities in respect of which there is any liability.

Indemnity and Insurance of Officers

101.                           To the extent permitted by the Law, the Company indemnifies:

(1)                                  every person who is or has been an officer of the Company; and

(2)                                  where the board of directors considers it appropriate to do so, any person who is or has been an officer of a related body corporate of the Company;

against any liability incurred by that person in his or her capacity as an officer of the Company or of the related body corporate (as the case may be);

(3)                                  to any other person (other than the Company or a related body corporate) unless the liability arises out of conduct involving a lack of good faith; and

(4)                                  for costs and expenses:

(a)                                  In defending proceedings, whether civil or criminal in which judgment is given in favour of the person, or in which the person is acquitted; and

(b)                                 in connection with an application in relation to those proceedings, in which the Court grants relief to the person under the Law.

102.                          (1)                                   The Company may, where the board of directors considers it appropriate to do so, pay, or agree to pay, a premium in respect of a contract insuring a person who is or has been an officer of the Company against any of the following liabilities incurred by the person as such an officer namely:

(a)                                  any liability which does not arise out of conduct involving:

(i)                                     a willful breath of duty in relation to the Company; or

(ii)                                  without limiting subparagraph (i), a contravertor of subsection 232(5) or (6) of the Law; or

(b)                                 any liability for costs and expenses incurred by the person in defending proceedings, whether civil or criminal, whatever the outcome and without the qualifications set out in paragraph (a).

(2)                                  In the case of a director, any premium paid pursuant to this request is paid in addition to remuneration paid to that director of the Company pursuant to these regulations.

103.                           Despite anything in these regulations, a director is not precluded from voting to respect of any contract or proposed contract of indemnity or insurance merely because the contract indemnities or insures or would indemnify or insure the director against a liability incurred by the director as an officer of the Company or of a related body corporate.

104.                           For the purposes of regulations 101, 102 and 103, “officer” means a director, secretary or executive officer.

Signing

105.                           The persons whose names are written below are the subscribers to the Memorandum of Association of the Company and agree to these Articles of Association.

Name of Subscriber to Memorandum	Signature

GREGORY LEIGHTON MANN	\s\ Gregory Leighton Mann

JOHN DAVID BIDDLE	\s\ John David Biddle

DATED 17 November 1995

WITNESS to all the above signatures:

GAYLE MARREE MASON	\s\ Gayle Marree Mason
9 Stoneleigh Street Red Hill Qld 4059. Paralegal.